                                                                   EXHIBIT 10.1

                      ELECTRONIC BILLBOARD SALES AGREEMENT


         THIS AGREEMENT is entered into the 30th day of September, 1999, by and between ELECTRONIC BILLBOARD TECHNOLOGY, INC., a corporation organized under the laws of the State of Delaware, having its principal place of business at Suite 107, 3006 Longhorn Boulevard, Austin, Texas, 78758 USA (hereinafter "EBT" or "Seller"), and Zigmond Levy [place an "X" beside applicable provision]

         a. a corporation organized under the laws of the State of __________________, and having its principal place of business at

             ----------------------------------------------------------------,

x        b.  an individual residing at 28 Stradella Road, London, SE24 9HA
             United Kingdom.

             -----------------------------------------------------------------

         c. a general/limited [delete one] partnership organized under the laws of the State of ______________, and having its principal place of business at

             ----------------------------------------------------------------,

         d.  [other]
                    ----------------------------------------------------------

             ----------------------------------------------------------------,
(hereinafter referred to as "Buyer").


                                   BACKGROUND

THIS BACKGROUND IS INCLUDED TO ASSIST IN INTERPRETING THIS AGREEMENT AND TO UNDERSTAND THE BASIS UPON WHICH CERTAIN TERMS AND CONDITIONS HAVE BEEN INCLUDED IN THIS CONTRACT. IT IS NOT INTENDED, NOR SHOULD IT BE CONSTRUED, TO SUPERSEDE OR AMEND THE SPECIFICALLY, RECITED TERMS AND CONDITIONS OF THIS AGREEMENT.

EBT manufacturers and sells an electronic display unit which may be used for outdoor advertising purposes (the "Electronic Billboard"). Buyer is interested in acquiring one or more of the display units for advertising purposes, resale or both. EBT intends to sell the Electronic Billboard to the Buyer at its cost (approximately) of producing the Billboard and thereafter share in the profits generated from Buyer's subsequent sale or use of the Billboard.



                                                                      Initials
                                                                      ___ EBT
                                                                      ___ Buyer

         NOW, THEREFORE, for and in consideration of the mutual promises, covenants and obligations hereafter set forth, the adequacy of which is hereby acknowledged, the parties agree as follows:

1) DEFINITIONS. The following terms when used in this Agreement shall have the meaning set forth herein. Each term shall encompass and include any and all noun forms and any and all verb forms of the term, including the plural form and both past and present tenses of any verb form, when necessary to give meaning to a sentence in the context in which the term is used. All other terms not defined in this Agreement shall have the common, ordinary meaning normally given such terms.

         a) "Agreement" shall mean this Sales Agreement including all schedules and exhibits and all subsequent additions, modifications, and amendments hereto.

         b) "Design Package" shall mean the plans and specifications for constructing the necessary frame and enclosure for erecting an Electronic Billboard.

         c) "Electronic Billboard" or "Billboard" shall mean an organization of integrated Modules and control unit with all software and hardware to control the Modules as generally described on Schedule "A" of this Agreement.

         d) "Labor" shall mean and include all direct labor expended by EBT by and through its employees in furtherance of the Sale (as hereafter defined), including direct supervisory labor and administrative labor, but does not and shall not include charges for indirect labor, except as such labor may be included in the direct labor rate.

         e) "Material" shall mean and include raw materials, manufactured parts, fittings, hardware, fasteners, printed circuits, and like items.

         f) "Module" shall mean a grouping of PETs, the holding frame for the Pets and all necessary electronics necessary to control the PETs.

         g) "PET" shall mean the basic display unit of an Electronic Billboard as further described on Schedule "A" of this Agreement.

         h) "Third-Party" shall mean a person or company, including individuals, partnerships, corporations or business trusts, other than EBT or Buyer, irrespective of whether or not EBT or Buyer is a participant by way of partnership or equity investment or otherwise, in the other company.

2) SCHEDULES. The terms, conditions, obligations and covenants recited in the following noted schedules (noted with an "X" before the applicable schedule), are a part of this Agreement and incorporated within this Agreement by reference:



                                                                      Initials
                                                                      ___ EBT
                                                                      ___ Buyer

         a)  X Schedule A, Description of the Electronic Billboard, PET and
               Module.

         b)  X Schedule B, Electronic Billboard Deposit Form

         c)  X Schedule C, Exclusive Clients

         d)  X Schedule D, Terms of Mediation and Arbitration.

3) BUYER TO PURCHASE ELECTRONIC BILLBOARD(S) FROM EBT. Subject to the other terms and conditions of this Agreement, Buyer agrees to purchase from EBT and EBT agrees to sell and deliver to Buyer ___ unit(s) of the Electronic Billboard.

4) ACQUISITION SCHEDULE. The following schedule shall be followed by the parties for each Billboard to be manufactured and delivered under the terms of this Agreement.

         a) Upon the execution of this Agreement, Buyer shall immediately place a deposit (the "Deposit") with EBT in an amount which is equal to the cost of the estimated number of PETS required to produce the first Electronic Billboard to be ordered pursuant to this Agreement In no case shall the deposit be less than the cost of the number of PETs required to produce an Electronic Billboard of a size equal to eight feet by ten feet. The actual size of the Electronic Billboard is to be determined by the number of PETs within the Billboard. If Buyer desires to place an initial order with EBT to acquire a Billboard which exceeds 8' X 10' in size, then the deposit shall be calculated based upon number of PETs to be ordered which will be determined by completing the worksheet attached hereto and marked "Schedule B, Electronic Billboard Deposit Form." The cost of the PETs will be determined by multiplying the number of PETs required for the first Billboard by the unit cost for each PET set forth on Schedule B.

         b) If Buyer is unable to obtain a Third-party customer for the Billboard who is willing to purchase the Billboard or Buyer is unable to sell sufficient advertising on the Billboard to make this venture economically feasible or for any other reason (e.g., legal restrictions) Buyer is prevented from going forward with this Agreement and Buyer, at its option, desires to terminate this Agreement, then upon written notice given by Buyer to EBT, EBT will refund to Buyer eighty-five percent (85%) of the amount of the Deposit (referred to in paragraph 4)a) above) upon Buyer returning to EBT the Billboard and/or all PETS and/or Modules in good working order. EBT reserves the right to inspect all materials returned to it by Buyer and to withhold the refund of the Deposit for any materials which are not received by Buyer at its facility in Austin, Texas, USA in good working order. Written notice of Buyer's intent to seek a refund of the Deposit must be given to six months of the date of this Agreement.

         c) Each Electronic Billboard to be purchased by Buyer will be ordered by completing a separate Purchase Order, which will include, as minimum, the following information:

             i) The size of the Billboard to be ordered with the resulting additional number of PETs to be ordered (if any);

             ii)   The delivery date of the Billboard;



                                                                      Initials
                                                                      ___ EBT
                                                                      ___ Buyer
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             iii)  The total cost of the Billboard;

             iv) An analysis of the Gross Revenue to be generated from the sale or use of the Billboard;

             v)    Required interim payments; and

             vi)   Requirements for final
                   payment.

         d) EBT has the right to reject any Purchase Order and terminate this Agreement by refunding the Deposit to Buyer.

         e) EBT will notify Buyer upon the completion of the Billboard. Buyer will provide EBT with shipping instructions. Normal transportation costs are to be quoted F.O.B. Houston, Texas, USA.

         f) The above schedule shall be followed for each separate unit of the Electronic Billboard to be acquired by Buyer.

5) EBT TO TRAIN BUYER'S PERSONNEL. Upon execution of this Agreement, and at a time to be mutually agreed upon between EBT and Buyer, EBT will train personnel of Buyer in the installation, repair and maintenance of the Electronic Billboard. The training will be at no cost to Buyer and will take place at EBT's facility in Austin, Texas USA. Buyer shall be responsible for paying for all travel expenses and other compensation (e.g. salary, wages or similar) of the personnel to be trained.

6) BUYER'S RESPONSIBILITY. Buyer is responsible for accomplishing the following:

         a) Buyer shall pay for the PETs upon placing an order for each Electronic Billboard.

         b) Buyer shall make all necessary arrangements for the installation of the Electronic Billboard, including but not limited to, obtaining necessary licenses and legal permits and providing the structure to support and display the Billboard (which structure shall meet or exceed parameters to be supplied by EBT as part of the Design Package).

         c) Provide qualified personnel to be trained by EBT in the repair and maintenance of the Billboard.

         d) Pay all invoices for the Billboard or other proper charges pursuant to this Agreement on the credit terms of "net 30 days."

         e) Pay EBT its share of revenue from the use of the Billboard, as hereafter provided.

7) REVENUE SHARING. Upon delivery of each Electronic Billboard to be ordered under this Agreement, the parties shall share the revenue to be generated therefrom in the following manner:

         a) If Buyer retains the Billboard and sells advertising on the Billboard, then Buyer shall pay to EBT ten percent (10%) of the Advertising Revenue received or receivable from the Third-party. The term Advertising Revenue shall mean the actual consideration received from the Third-Party. Where the Advertising Revenue is in the form of non-cash consideration, the



                                                                      Initials
                                                                      ___ EBT
                                                                      ___ Buyer

             Advertising Revenue shall be deemed to be the normal and customary charge to other Third-Parties advertising on the same Billboard.

         b) If Buyer desires to sell the Billboard to a Third-party or to enter into any financial relationship with a Third-party arising from the use or sale of a Billboard, save and except the financial relationship set forth in paragraph a) above, the compensation to be paid to EBT shall be subject to future negotiations between the parties.

8) EXCLUSIVE RIGHTS. Upon execution of this Agreement and the ordering of PETs for the first Electronic Billboard, Buyer shall be given an exclusive right to sell Billboards or Advertising to Third-Parties within the area and for the period of time listed on Schedule C, Exclusive Clients of this Agreement. No other right, license, title or interest is granted by EBT to Buyer pursuant to this Agreement.


9) PRODUCT WARRANTY. THE EXPRESS WARRANTY SET FORTH HEREAFTER IS THE SOLE WARRANTY GRANTED BY EBT HEREUNDER AND IS IN LIEU OF ANY AND ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

         a) EBT WARRANTS THAT ALL LABOR PERFORMED BY EBT SHALL BE ACCOMPLISHED IN A GOOD AND WORKMANLIKE MANNER AND WILL BE FREE FROM DEFECTS FOR A PERIOD OF ONE (1) YEAR FROM THE DATE OF RECEIPT OF THE ELECTRONIC BILLBOARD BY THE BUYER. EBT WARRANTS THAT ALL PARTS AND MATERIAL USED ON THE ELECTRONIC BILLBOARD WILL BE FREE FROM DEFECTS FOR A PERIOD OF NINETY (90) DAYS FROM THE DATE OF RECEIPT OF THE ELECTRONIC BILLBOARD BY THE BUYER. IF THE MANUFACTURER'S WARRANTY ON ANY PART COVERS THE PART WHILE IN THE POSSESSION OF THE BUYER AND/OR AFTER TITLE TO THE BILLBOARD HAS TRANSFERRED TO BUYER, AND THE WARRANTY EXCEEDS THE NINETY DAYS WARRANTY GRANTED BY EBT, THEN EBT SHALL EXTEND THE ADDITIONAL WARRANTY PERIOD ON THOSE PARTS (IF ANY) TO THE BUYER. IF DURING THE ABOVE-STATED WARRANTY PERIOD, ANY PART IS VERIFIED TO BE DEFECTIVE BY EBT AFTER INSPECTION AT EBT'S FACILITY, THEN EBT, AT ITS SOLE AND EXCLUSIVE OPTION, MAY EITHER REPAIR OR REPLACE THE DEFECTIVE PART. BUYER SHALL BE RESPONSIBLE FOR PACKAGING THE DEFECTIVE PART AND SHIPPING IT TO EBT. DEFECTS WHICH RESULT FROM MISUSE OR MISHANDLING BY BUYER OR DAMAGE TO THE PART WHILE IN TRANSIT TO EBT'S FACILITY SHALL NOT BE COVERED BY THIS WARRANTY. BUYER SHALL PROMPTLY NOTIFY EBT OF ANY DEFECTIVE WORK OR MATERIAL WHICH IS DISCOVERED BY BUYER BEFORE THE EXPIRATION OF THE ABOVE-RECITED WARRANTY PERIOD. ANY DELAY IN NOTIFYING EBT OF ANY DEFECT, WHICH DELAY PREJUDICES ANY RIGHTS OF EBT, SHALL RENDER THIS WARRANTY NULL AND VOID. EBT SHALL THEREAFTER MAKE ARRANGEMENTS TO CORRECT ANY DEFECTS THAT RESULT FROM WORKMANSHIP. AFTER THE EXPIRATION OF THE NINETY DAY WARRANTY ON PARTS AND MATERIAL, BUT DURING THE PERIOD WHEN THE LABOR WARRANTY IS STILL IN EFFECT, EBT SHALL INVOICE THE BUYER FOR THE PRICE OF ANY PARTS USED BY EBT IN REPAIRING THE DEFECT. THIS EXPRESS WARRANTY IS IN LIEU OF ANY AND ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, AND EBT DOES SPECIFICALLY DISCLAIM THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.



                                                                      Initials
                                                                      ___ EBT
                                                                      ___ Buyer

10) MEDIATION AND ARBITRATION. Any controversy between the parties hereto involving the construction or application of any of the terms, covenants, or conditions of this agreement, shall be submitted to mediation and if mediation is unsuccessful in resolving all disputes between the parties, then any and all remaining disputes shall be submitted to binding arbitration. The terms and conditions of the mediation and arbitration are set forth on Schedule D, Terms of Mediation and Arbitration.

11) DEFAULT. If Buyer fails to pay EBT for the Billboard or any part thereof provided to Buyer within the time frames established by this Agreement, then EBT may cease work, declare the contract in default and seek any and all remedies provided to it by law. Furthermore, Buyer hereby grants EBT a lien against any and all goods which are part of the Billboard, to secure Buyer's performance hereunder.

12) NOTICES. Any notice required to be given under this Agreement shall be delivered in person, or by certified mail, return receipt requested, postage prepaid, or by facsimile copier sent to the other party's proper facsimile number, addressed to the other party as follows:

         a)  If to EBT:   Electronic Billboard Technology, Inc.
                          3006 Longhorn Blvd., Suite 107
                          Austin, TX 78758
                          Attn.:  Dr. Zvi Yaniv, COO

         b)  If to Buyer: Zigmond Levy
                          28 Stradella Road
                          London SE24 9HA
                          United Kingdom

             (1) Attn.:

13)      GENERAL.

         a) Covenant Against Re-exportation. Buyer covenants that all units will be shipped to and delivered in the UK [country of destination], and that Buyer will not ship, deliver, or re-export the units delivered pursuant to this Agreement to any other country without the express written consent of EBT.

         b) Required Licenses. This Agreement is contingent on the issuance of an export license in the name of EBT by the appropriate agency of the government of United States of America. The parties agree that if EBT is unable to obtain any required export licenses, this Agreement shall be void and of no effect.



                                                                      Initials
                                                                      ___ EBT
                                                                      ___ Buyer

         c) Tariff Increase. If the United States imposes an additional duty on any goods that comprise the subject matter of this Agreement between the date of execution of this Agreement and the date of the shipment of the goods, EBT shall have the right to terminate this Agreement for goods not shipped by promptly providing Buyer with written notice.

         d) Cancellation by Buyer. In the event of any delay in EBT's performance due to fire, hurricane, flood, or other act of God, war or civil commotion, labor dispute or strike, governmental action, or any other cause beyond the reasonable control of EBT, EBT shall have additional time not to exceed thirty (30) days within which to perform its obligations under this Agreement. In the event such nonperformance continues after that extended period, Buyer shall have the right to cancel this Agreement to the extent of the nonperformance by providing EBT with written notice of cancellation.

         e) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and merges all prior and contemporaneous communications. It shall not be modified except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of EBT and Representative by their respective duly authorized representatives. This Agreement revokes all previous agreements between the parties with regard to the subject matter of this Agreement.

         f) Assignment. Buyer may not assign this Agreement in whole or in part to any Third-Party without the express written consent of EBT.

         g) Controlling Law. This Agreement shall be construed and controlled by the United Nations Convention on Contracts for the International Sale of Goods (the "Convention"), to the extent that the Convention covers the subject matter of this Agreement. If the Convention does not apply to the subject matter of this Agreement in whole or in part, then the portion of the Agreement not subject to the Convention shall be construed and controlled by the law of the State of New York, USA. Jurisdiction and venue for any suit brought to enforce any provision of this Agreement, which suit is not covered by the Mediation and Arbitration provision of this Agreement, shall be brought in New York, NY, U.S.A.

         h) Invalidity. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the remaining provisions shall remain in full force and effect.

         i) Waiver. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent, or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

         j) Section Headings. The Section headings used in this Agreement and the attached Schedules are intended for convenience only and shall not be deemed to supersede or modify any provisions.



                                                                      Initials
                                                                      ___ EBT
                                                                      ___ Buyer

         k) Binding Nature of the Agreement. Subject to the limitations set forth in this Agreement, this Agreement will inure to the benefit of and be binding upon the parties, and, as applicable, their successors, administrators, heirs, and/or assigns.


         THIS AGREEMENT IS ENTERED INTO AS OF THE DATE FIRST WRITTEN ABOVE.


ELECTRONIC BILLBOARD TECHNOLOGY, INC. ZIGMOND LEVY
("EBT")                               ("Buyer")



By:  /s/ Marc Eller                     By:   /s/ Zigmond Levy
   ---------------------------------        -----------------------------------

     Marc Eller                               Zigmond Levy
   ---------------------------------        -----------------------------------
     Printed Name                             Printed Name

     President                                Director
   ---------------------------------        -----------------------------------
     Title                                    Title

     September 30, 1999                       September 30, 1999
   ---------------------------------        -----------------------------------
     Date                                     Date




                                                                      Initials
                                                                      ___ EBT
                                                                      ___ Buyer

                                   SCHEDULE A
                                       TO
                                SALES AGREEMENT
                                    BETWEEN
                     ELECTRONIC BILLBOARD TECHNOLOGY, INC.
                                      AND
                                  ZIGMOND LEVY

                        ELECTRONIC BILLBOARD DESCRIPTION


         AN ELECTRONIC BILLBOARD IS A DEVICE FOR ELECTRONICALLY DISPLAYING ADVERTISING MESSAGES. EACH ELECTRONIC BILLBOARD IS MADE UP OF A SERIES OF INTEGRATED MODULES, THE MECHANICAL DESIGN AND THE SOFTWARE TO CONTROL THE MODULES. EACH MODULE CONTAINS SIXTEEN PETS, A MAIN BOARD, AN INTERFACE BOARD, A FIVE VOLT POWER SUPPLY AND A CHASSIS. THE SIZE OF THE ELECTRONIC BILLBOARD IS DETERMINED BY THE NUMBER OF MODULES. AN ILLUSTRATION OF THE MAJOR VFD MODULE COMPONENTS IS ATTACHED HERETO AND MARKED SCHEDULE A-1.




                                                                      Initials
                                                                      ___ EBT
                                                                      ___ Buyer

SCHEDULE A1
-----------

     MAJOR VFD MODULE COMPONENTS
     -------------------------------------------------------------------------

                   MAIN BOARD
     -------------------------------------------------------------------------

                      PET
     -------------------------------------------------------------------------

                INTERFACE BOARD




     -------------------------------------------------------------------------
                5V POWER SUPPLY




     -------------------------------------------------------------------------
                    CHASSIS




     -------------------------------------------------------------------------




                                                                      Initials
                                                                      ___ EBT
                                                                      ___ Buyer

                                   SCHEDULE B
                                       TO
                                SALES AGREEMENT
                                    BETWEEN
                     ELECTRONIC BILLBOARD TECHNOLOGY, INC.
                                      AND
                                  ZIGMOND LEVY

                       ELECTRONIC BILLBOARD DEPOSIT FORM


[ ]      BUYER DESIRES TO PLACE AN INITIAL DEPOSIT FOR A BILLBOARD OF THE
SIZE 8' X 10'. THE DEPOSIT FOR THIS SIZE BILLBOARD IS $89,600.00 U.S.D. (1,280 PETS X $70.00 PER PET).

[ ]      1. BUYER DESIRES TO PLACE AND INITIAL DEPOSIT FOR A BILLBOARD OF
THE FOLLOWING SIZE: 8' x 10'.

        2. THE NUMBER OF PETS REQUIRED TO PRODUCE THIS SIZE BILLBOARD IS: 1280.

        3. THE UNIT COST PER PET IS: $70.00.

        4. THE AMOUNT OF THE REQUIRED DEPOSIT IS $89,600 USD.




                                                                      Initials
                                                                      ___ EBT
                                                                      ___ Buyer

                                   SCHEDULE C
                                       TO
                                SALES AGREEMENT
                                    BETWEEN
                     ELECTRONIC BILLBOARD TECHNOLOGY, INC.
                                      AND
                                  ZIGMOND LEVY


THIS SCHEDULE SETS FORTH THE EXCLUSIVE RIGHTS AGREED TO IN PARAGRAPH 8) OF THE AGREEMENT.

AREA OF EXCLUSIVITY: All of UK and Ireland.

PERIOD OF EXCLUSIVITY: For the six-month period commencing with the date of execution of this Agreement and receipt by EBT of the Deposit set forth in
Section 4)a). Upon the receipt of a bona fide order from a third-party customer for an Electronic Billboard and the resulting issuance of a Purchase Order by Buyer to EBT to procure the Electronic Billboard ordered by the customer and upon the acceptance of the Purchase Order by EBT, Buyer shall be granted an extension of the period of exclusivity for an additional one-year period thereafter making the total period of exclusivity eighteen (18) months from the date of the Agreement.




                                                                      Initials
                                                                      ___ EBT
                                                                      ___ Buyer

                                   SCHEDULE D
                                       TO
                                SALES AGREEMENT
                                    BETWEEN
                     ELECTRONIC BILLBOARD TECHNOLOGY, INC.
                                      AND
                                  ZIGMOND LEVY


                           MEDIATION AND ARBITRATION


Any controversy between the parties hereto involving the construction or application of any of the terms, covenants, or conditions of this agreement, shall on the written request of one party served upon the other, be submitted to mediation, and if mediation is unsuccessful in resolving all of the disputes between the parties, then any and all remaining disputes shall be submitted to binding arbitration, and such arbitration shall comply with and be governed by the rules and regulations of the American Arbitration Association, except as said rules and regulations are modified by this Agreement, and in such event the provisions of this Agreement shall apply.

a. Either party shall initiate a mediation under this Agreement, by notifying the other party, in writing, of its intent to mediate a dispute, which notification shall set forth the nature of the dispute, the amount involved, if any, and the remedy sought. The date that the written notice is received by the other party is the Notification Date. A mediation hearing shall be held not later than thirty (30) days from the Notification Date. A Mediator shall be jointly agreed upon between the parties, within five (5) days of the Notification Date. If the parties are unable to agree upon a Mediator, then the parties, or either of them, shall forthwith submit an application to any Court having jurisdiction of the parties and the amount in controversy, to appoint a Mediator. The decision of the judge as to the selection of the Mediator shall be final and binding on the parties. The fees of the Mediator and all costs of Mediation shall be shared equally by the parties. Each party shall agree to mediate any dispute in good faith, and the failure to so mediate shall constitute a condition of default under this Agreement.

b. If the parties are unable to resolve all of their disputes through mediation, then any and all remaining disputes shall immediately be submitted to arbitration. The parties shall, if possible, jointly select a single Arbitrator to hear the dispute(s). The Mediator may be selected as the Arbitrator or with agreement of the parties may be requested to select an Arbitrator. If the parties are unable to agree on a single Arbitrator, then within seven (7) days of the Mediation Hearing, each party shall appoint an Arbitrator. The two Arbitrators so appointed shall meet forthwith for the purpose of selecting a third Arbitrator. Unless for good cause, the third Arbitrator so selected shall be a licensed attorney-at-law and shall preside at the Arbitration Hearing. The Arbitration Hearing shall be held not later than seventy-five (75) days from the Notification Date. At the




                                                                      Initials
                                                                      ___ EBT
                                                                      ___ Buyer

         Arbitration Hearing each party shall have no more than eight (8) hours to present its case or its position on the issue, including any time for rebuttal. A final decision of the Arbitrator(s) (whether one or more) shall be issued not later than ninety (90) days from the Notification Date. In rendering the decision, the Arbitrator(s) shall make no award of money to either party which is in the nature of "Punitive" or "Exemplary" damages or is otherwise intended to punish or make an example of the party, save and except that the award to a party of its costs and expenses, including the recovery of its reasonable attorneys fees, shall not be considered to be punitive or exemplary. The decision of the Arbitrator(s) shall be final as to any issue of fact recited in the decision. No appeal may be taken from the decision of the Arbitrator(s) except as to a manifest misinterpretation or misapplication of law or failure to abide by the terms and conditions of this Section and any appeal shall be taken within thirty (30) days of the date of the decision of the Arbitrator(s), or the appeal will be waived.

c. The times listed herein may not be modified except by written agreement of the parties. Judgment on the arbitration award may be entered in any federal or state court having jurisdiction thereof. Each party shall bear its own costs and expenses in regard to the arbitration, unless otherwise awarded by the Arbitrator(s). Fees and expenses of the Arbitrator(s) and the costs attendant with the Arbitration Hearing shall be shared equally between the parties, unless otherwise awarded by the Arbitrator(s). The hearing shall be recorded by tape recorder or video recorder and the cost of the recording shall be equally shared between the parties.

d. Each Mediator and Arbitrator appointed hereunder shall be an unbiased, third party, with no personal interest in the outcome of the dispute, and further, when possible, shall be generally familiar with the area of business in which the parties are engaged.




                                                                      Initials
                                                                      ___ EBT
                                                                      ___ Buyer